UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2007

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of Principal Executive Offices, Zip Code)

973-248-8008
(Registrant's Telephone Number, Including Area Code)

_______
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

On August 15, 2007, Smart Energy Solutions, Inc. (“SMGY”) issued to its shareholders a letter describing the letter of intent entered into on August 14, 2007 between SMGY and Carter Group, Inc., a Florida corporation, which provides for the possible purchase by SMGY of an interest in a subsidiary of Carter Group, Inc. A copy of such letter is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 8 Other Events
Item 8.01 Other Events

On August 14, 2007, SMGY and Carter Group, Inc. entered into a letter of intent. The letter of intent sets forth the mutual intentions of the parties regarding the possible purchase by SMGY from Carter Group, Inc. of shares of common stock of a wholly-owned subsidiary of Carter Group, Inc. known as 2112376 Ontario Limited, a Canadian corporation (the “Ontario Limited”). The number of shares of Ontario Limited that would be purchased by SMGY would be equal to 49.9% of the outstanding shares of common stock of Ontario Limited. In addition, Carter Group, Inc. would grant to SMGY (i) a right of first refusal with respect to any interest in the remaining 50.1% of the outstanding shares of common stock of Ontario Limited, and (ii) a right of first refusal with respect to any interest in any other rights and assets of Carter Group, Inc., including its intellectual rights and property. The purchase price to be paid by SMGY in consideration for the foregoing transactions would be equal to the fair market value of the shares of Ontario Limited to be purchased by SMGY. The purchase price would be payable as follows: at the closing, SMGY would issue to Carter Group, Inc. restricted shares of SMGY’s common stock in an amount whose value is equal to the purchase price.

The closing of the foregoing transaction will be subject to the preparation and execution of a definitive agreement. The closing will be conditioned upon the approval of the transaction and the definitive agreement by the Board of Directors of SMGY, completion of due diligence to the satisfaction of each party, receipt of any required approvals of governmental authorities, receipt of necessary consents and approvals of third parties, and other customary conditions. The parties are presently undergoing their due diligence investigations of each other and are negotiating a definitive agreement for such transaction.

Pursuant to the letter of intent, each party may investigate the business, assets, and operations of the other party until September 1, 2007. Until such date, Carter Group, Inc. may not solicit or entertain any inquiries or proposals from any other person relating to any business combination transaction involving Carter Group, Inc. or Ontario Limited.

For all the terms of the letter of intent, reference is hereby made to such agreement annexed hereto as Exhibits 99.2. All statements made herein concerning such agreement are qualified by references to said exhibit.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are annexed to this report:

Exhibit 99.1	Letter, dated August 15, 2007, from Smart Energy Solutions, Inc. to its shareholders.

Exhibit 99.2	Letter of Intent, dated August 14, 2007, between Smart Energy Solutions, Inc. and Carter Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

Date: August 15, 2007	By: /s/ Pete Mateja
Name: Pete Mateja
Title: Chief Executive Officer and Director